SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On September 13, 2010, Wabash National Corporation (the “Company”) and Trailer Investments, LLC (a wholly-owned entity of Lincolnshire Equity Fund III, L.P., a private equity investment fund managed by Lincolnshire Management, Inc.) (“Trailer Investments”), entered into an amendment (the “Amendment”) to the warrant originally issued to Trailer Investment on August 3, 2009, as amended and re-issued on May 28, 2010 (the “Warrant”).  The Amendment was made in connection with the sale by Trailer Investments of 9,349,032 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable upon exercise of the Warrant, which shares were sold in an underwritten public offering at a price per share to the public of $6.75 (the “Offering”).  The Amendment modified the cashless exercise provision of the Warrant in order to facilitate determination of the number of shares required to be withheld to pay the exercise price of the Warrant when exercised in connection with the Offering.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure in Item 1.01 of this Form 8-K is incorporated herein by reference.

As previously disclosed in the Company’s Form 8-K filed on August 4, 2009 (the “Original 8-K”), and the Company’s Form 8-K filed on June 3, 2010 (the “Second 8-K”), Trailer Investments had significant rights pursuant to the Investor Rights Agreement dated August 3, 2009 between the Company and Trailer Investments (the “Investor Rights Agreement”). As previously disclosed in the Second 8-K, Trailer Investments no longer has the rights described in the Original 8-K as lasting only until the “Preferred Expiration Date,” as that term is described in the Original 8-K.  As a result of the consummation of the Offering, Trailer Investments no longer has any of the rights described in the Original 8-K as being pursuant to the Investor Rights Agreement, including the right, for so long as Trailer Investments and its affiliates, including investors in the funds controlled by Lincolnshire Management, Inc., beneficially own at least 10% of the Company’s outstanding Common Stock, the right of the Trailer Investors to designate five persons for election to the Company’s board of directors.

Section 8 – Other Events

Item 8.01 Other Events.

Pursuant to the underwriting agreement dated September 13, 2010 (the “Underwriting Agreement”), between the Company, Trailer Investments and Morgan Stanley & Co. Incorporated, as underwriter (the “Underwriter”), upon the closing of the Offering Trailer Investments transferred the Warrant to the Underwriter.  On September 17, 2010, the Company issued 9,349,032 shares of the Common Stock to the Underwriter (the “Warrant Shares”) upon the net exercise of the Warrant and the Offering was consummated.  The net exercise of the Warrant was made by the Underwriter via the forfeiture of 13,549 shares of Common Stock issuable under the Warrant.  As a result of the net exercise, the Warrant was fully exercised and is no longer outstanding.  The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-168944).  In connection with the Offering, Hogan Lovells US LLP delivered a legal opinion to the Board of Directors of the Company relating to the validity of the Warrant Shares, which opinion is filed as Exhibit 5.1 to this Form 8-K and is incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-168944).

A copy of the Company’s press release dated September 14, 2010 announcing the Offering is attached as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

1.1	Underwriting Agreement dated September 13, 2010, among the Company, Trailer Investments, as the selling stockholder, and Morgan Stanley & Co. Incorporated, as the underwriter named therein

5.1	Opinion of Hogan Lovells US LLP

10.1	Amendment to Warrant to Purchase Shares of Common Stock dated September 13, 2010 between the Company and Trailer Investments

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

99.1	Wabash National Corporation press release dated September 14, 2010

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: September 17, 2010	By:	/s/ Mark J. Weber
Mark J. Weber
Senior Vice President and Chief Financial Officer

Exhibit Index

No.	Exhibit

1.1	Underwriting Agreement dated September 13, 2010, among the Company, Trailer Investments, as the selling stockholder, and Morgan Stanley & Co. Incorporated, as the underwriter named therein

5.1	Opinion of Hogan Lovells US LLP

10.1	Amendment to Warrant to Purchase Shares of Common Stock dated September 13, 2010 between the Company and Trailer Investments

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

99.1	Wabash National Corporation press release dated September 14, 2010